Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1A6 of our report dated April 17, 2023, relating to the consolidated financial statements of Wetouch Technology, Inc. for the years ended December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

/s/ B F Borgers CPA PC

Certified Public Accountants

Lakewood, CO

February 7, 2024